UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2006

EATON VANCE CORP. (Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

255 State Street, Boston, Massachusetts		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 9.01.      Financial Statements and Exhibits

Registrant has reported its results of operations for the three and nine months ended July 31, 2006, as described in Registrant’s news release dated August 23, 2006, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Exhibit No.	Document
99.1	Press release issued by the Registrant dated August 23, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	August 23, 2006	/s/ William M. Steul
William M. Steul, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description
99.1	Copy of Registrant's news release dated August 23, 2006.

Exhibit 99.1

NEWS RELEASE

August 23, 2006

FOR IMMEDIATE RELEASE

EATON VANCE CORP. REPORT FOR THE THREE MONTHS AND NINE MONTHS ENDED JULY 31, 2006

Boston, MA, August 23, 2006--Eaton Vance Corp. reported diluted earnings per share of $0.31 in the third quarter of fiscal 2006 compared to diluted earnings per share of $0.26 in the third quarter of fiscal 2005, an increase of 19 percent. The Company earned $0.88 per diluted share in the first nine months of fiscal 2006, an increase of 22 percent compared to earnings of $0.72 per diluted share in the first nine months of fiscal 2005.

Assets under management of $120.4 billion at the end of the third quarter of fiscal 2006 were $14.4 billion or 14 percent greater than the $106.0 billion at the end of the third fiscal quarter last year. In the 12-month period ended July 31, 2006, the Company’s assets under management were positively affected by long-term fund and separate account net inflows of $9.1 billion, market price appreciation of $3.0 billion, acquired high-net-worth assets of $0.5 billion and a $1.9 billion increase in money market fund assets. Gross sales and inflows of long-term funds and separate accounts in the last 12 months were $27.3 billion.

Fund and separate account net inflows of $2.6 billion in the third quarter of fiscal 2006 compared to net inflows of $2.4 billion in the third quarter of fiscal 2005. Strong open-end mutual fund net sales in the third quarter more than offset lower closed-end fund sales compared to the same period last year. Private fund net inflows increased to $1.5 billion from $0.3 billion in part due to a new $0.7 billion collateralized debt obligations vehicle.

The Company experienced institutional and high-net-worth separate account net outflows of $0.5 billion in the third quarter of fiscal 2006 compared to net inflows of $0.2 billion in the third quarter of fiscal 2005, primarily because of a bank loan separate account withdrawal. Retail managed account net inflows were $36 million in the third quarter of fiscal 2006 compared to $0.4 billion in the same period last year. Without the loss of a relatively low-fee overlay arrangement at Parametric Portfolio Associates, retail managed account net inflows would have been higher than in the year-ago quarter. Attached tables 1-4 provide more details on assets under management and asset flows.

As a result of higher average assets under management, revenue in the third quarter of fiscal 2006 increased by $25.5 million or 13 percent to $216.3 million compared to revenue in the third quarter of fiscal 2005 of $190.8 million. Investment adviser and administration fees increased 17 percent to $149.8 million, generated by a 16 percent increase in average assets under management. Distribution and underwriter fees decreased 3 percent, reflecting the continuing shift in sales and assets from class B mutual fund shares to other fund share classes and other managed assets with low or no distribution fees. Service fee revenue increased 17 percent due to the increase in average fund assets that pay these fees.

Operating expenses increased 14 percent in the third quarter of fiscal 2006 to $148.4 million compared to operating expenses of $129.9 million in the third quarter of fiscal 2005 because of higher compensation, service fee, distribution and other expenses. Compensation expense increased 20 percent, due primarily to a 15 percent increase in employee headcount, higher marketing incentive compensation from increased mutual fund sales, and increased operating income-based management bonus accruals.

Amortization of deferred sales commissions declined 23 percent in the third quarter of fiscal 2006 compared to the third quarter of fiscal 2005 primarily because of the continuing decline in class B fund share sales and assets. Service fee expense increased 9 percent. Distribution expense increased 19 percent as a result of increases in sales support, class A fund share commissions, class C fund share distribution expenses and closed-end fund fees. Other expenses increased 35 percent primarily because of higher fund-related expenses assumed by the Company and higher information technology, facilities, communications, and travel expenses.

Operating income increased 12 percent to $67.9 million and net income increased 17 percent to $41.8 million in the third quarter of fiscal 2006, compared to $60.8 million and $35.8 million, respectively, in the third quarter of fiscal 2005. Interest income increased 113 percent, primarily because of higher interest and dividends earned on cash and short-term investments. The effective tax rate, before minority interest and equity in net income of affiliates, was 39.2 percent in the third quarter of fiscal 2006 and 41.3 percent in the third quarter of fiscal 2005.

Cash, cash equivalents and short-term investments were $295.7 million on July 31, 2006, and $252.3 million on July 31, 2005. The Company’s strong operating cash flow in the last 12 months enabled it to repurchase 5.3 million shares of its non-voting common stock for $141.0 million and to pay $49.1 million in dividends to shareholders. There are currently no outstanding borrowings against the Company’s $180 million credit facility.

During the first nine months of fiscal 2006, the Company repurchased and retired 4.2 million shares of its non-voting common stock at an average price of $27.04 per share under its current and prior repurchase authorizations. Approximately 7.9 million shares remain of the current 8.0 million share authorization.

On August 17, 2006 a subsidiary of the Company completed its redemption of $76.4 million of its zero-coupon exchangeable notes for cash. Note holders were entitled to exchange each note for 28.73 shares of Eaton Vance Corp. non-voting common stock. The premium value of the shares in excess of the accreted value of the notes was $9.8 million, which was paid to note holders in cash and will be charged to interest expense in the Company’s fiscal fourth quarter income statement. The additional interest expense and write-off of related debt issuance costs will reduce fourth quarter diluted earnings per share by approximately $0.05. Redemption of the notes eliminates all of Eaton Vance Corp.’s outstanding long-term debt and will reduce its diluted shares outstanding by 3.2 million shares or approximately 2.3 percent.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as “forward- looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Eaton Vance Corp. Summary of Results of Operations (in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended

	July 31,	July 31,	%	July 31,	July 31,	%
	2006	2005	Change	2006	2005	Change

Revenue:
Investment adviser and administration fees	$ 149,823	$ 127,768	17%	$ 437,176	$ 368,047	$ 19%
Distribution and underwriter fees	34,338	35,238	(3)	104,605	104,107	0
Service fees	31,235	26,637	17	89,238	77,253	16
Other revenue		1,108	(17)	3,118	5,629	(45)

Total revenue	216,315	190,751	13	634,137	555,036	14

Expenses:
Compensation of officers and employees	61,989	51,782	20	181,926	151,911	20
Amortization of deferred sales commissions	12,119	15,694	(23)	39,168	50,641	(23)
Service fee expense	24,063	22,087	9	69,896	63,853	9
Distribution expense	30,601	25,775	19	84,705	71,888	18
Other expenses	19,658	14,610	35	65,861	45,642	44

Total expenses	148,430	129,948	14	441,556	383,935	15

Operating Income	67,885	60,803	12	192,581	171,101	13

Other Income/(Expense):
Interest income		1,030	113	5,938	2,796	112
Interest expense	(655)		78	(1,380)	(1,099)	26
Gain on investments			nm	3,589	274	nm
Foreign currency loss	(55)		8	(182)	(26)	nm
Impairment loss on investments	-	-	nm	(592)	(1,840)	nm

Income Before Income Taxes, Minority Interest,
Equity in Net Income of Affiliates and
Cumulative Effect of Change in Accounting Principle	69,413	61,602	13	199,954	171,206	17

Income Taxes	(27,233)	(25,452)	7	(77,451)	(66,986)	16

Minority Interest	(1,011)	(1,128)	(10)	(3,830)	(3,736)	3

Equity in Net Income of Affiliates, Net of Tax			(11)	2,803	527	nm

Net Income Before Cumulative Effect of Change in
Accounting Principle	41,819	35,756	17	121,476	101,011	20

Cumulative Effect of Change in Accounting Principle,
Net of Tax	-	-	nm	(626)	-	nm

Net Income	$ 41,819	$ 35,756	17	$ 120,850	$ 101,011	20

Earnings Per Share Before Cumulative Effect of
Change in Accounting Principle:
Basic	$ 0.33	$ 0.27	22	$ 0.95	$ 0.76	25

Diluted	$ 0.31	$ 0.26	19	$ 0.88	$ 0.72	22

Earnings Per Share:
Basic	$ 0.33	$ 0.27	22	$ 0.94	$ 0.76	24

Diluted	$ 0.31	$ 0.26	19	$ 0.88	$ 0.72	22

Dividends Declared, Per Share	$ 0.10	$ 0.08	25	$ 0.30	$ 0.24	25

Weighted Average Shares Outstanding:
Basic	127,211	130,887	(3)	128,292	132,177	(3)

Diluted	136,601	139,691	(2)	138,141	140,983	(2)

                                                                               Page 8 of 10

Eaton Vance Corp. Balance Sheet (in thousands, except per share figures)

	July 31,	October 31,	July 31,
	2006	2005	2005

ASSETS
Current Assets:
Cash and cash equivalents	$ 165,771	$146,389	$ 125,479
Short-term investments	129,926	127,858	126,822
Investment adviser fees and other receivables	89,391	83,868	82,404
Other current assets	6,371	10,473	6,832

Total current assets	391,459	368,588	341,537

Other Assets:
Deferred sales commissions	114,825	126,113	132,521
Goodwill	94,787	89,634	89,634
Other intangible assets, net	36,501	40,644	40,865
Long-term investments	61,552	61,766	51,448
Equipment and leasehold improvements, net	20,228	12,764	12,677
Other assets	2,026	3,035	4,395

Total other assets	329,919	333,956	331,540

Total assets	$ 721,378	$702,544	$ 673,077

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accrued compensation	$ 59,664	$62,880	$ 46,586
Accounts payable and accrued expenses	32,303	27,987	28,650
Dividend payable	12,704	12,952	10,431
Current portion of long-term debt	76,316
Other current liabilities	7,920	12,538	7,674

Total current liabilities	188,907	116,357	93,341

Long-Term Liabilities:
Long-term debt		75,467	75,184
Deferred income taxes	26,168	29,804	29,536

Total long-term liabilities	26,168	105,271	104,720

Total liabilities	215,075	221,628	198,061

Minority interest	8,996	4,620	4,058

Commitments and contingencies

Shareholders' Equity:
Common stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 309,760 shares	1	1	1
Non-voting common stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 126,735,035, 129,243,023 and 130,230,370 shares, respectively	495	505	509
Notes receivable from stock option exercises	(2,043)	(2,741)	(2,843)
Accumulated other comprehensive income	2,700	2,566	2,876
Retained earnings	496,154	475,965	470,415

Total shareholders' equity	497,307	476,296	470,958

Total liabilities and shareholders' equity	$ 721,378	$702,544	$ 673,077

Table 1				Table 2
Asset Flows (in millions)			Assets Under Management
Twelve Months Ended July 31, 2006			By Investment Objective (in millions)

Assets 7/31/2005 - beginning of period	$ 105,975		July 31,	October 31,	%	July 31,	%
Long-term fund sales and inflows	21,410		2006	2005	Change	2005	Change
Long-term fund redemptions and outflows	(12,459)	Equity Funds	$ 49,636	$ 45,146	10%	$ 43,509	14%
Long-term fund net exchanges	(76)	Fixed Income Funds	20,206	18,603	9%	18,451	10%
Long-term fund mkt. value change	2,088	Bank Loan Funds	19,511	16,816	16%	16,430	19%
Institutional/HNW account inflows	2,546	Money Market Funds	2,138	278	669%	271	689%
Institutional/HNW account outflows	(3,637)	Separate Accounts	28,899	27,650	5%	27,314	6%
Institutional/HNW account assets acquired [1,2]	532	Total	$ 120,390	$ 108,493	11%	$ 105,975	14%

Retail managed account inflows	3,337
Retail managed account outflows	(2,147)
Retail managed account assets acquired [1]	23
Separate account mkt. value change	931
Change in money market funds	1,867

Net change	14,415

Assets 7/31/2006 - end of period	$ 120,390

	$ 120,390

Table 3 Asset Flows by Investment Objective (in millions)

	Three Months Ended		Nine Months Ended

	July 31,	July 31,	July 31,	July 31,
	2006	2005	2006	2005

Equity fund assets - beginning of period	$ 50,116	$ 39,104	$ 45,146	$ 36,895
Sales/inflows	2,137	2,625	5,810	6,386
Redemptions/outflows	(1,432)	(1,060)	(4,093)	(3,244)
Exchanges	(43)	13	(6)	43
Market value change	(1,142)	2,827	2,779	3,429

Net change	(480)	4,405	4,490	6,614

Equity assets - end of period	$ 49,636	$ 43,509	$ 49,636	$ 43,509

Fixed income fund assets - beginning of period	19,588	17,958	18,603	17,553
Sales/inflows	1,536	845	4,343	2,671
Redemptions/outflows	(870)	(574)	(2,698)	(1,761)
Exchanges	3	8	(7)	(39)
Market value change	(51)	214	(35)	27

Net change	618	493	1,603	898

Fixed income assets - end of period	$ 20,206	$ 18,451	$ 20,206	$ 18,451

Bank loan fund assets - beginning of period	17,792	16,416	16,816	15,034
Sales/inflows	2,522	940	5,546	3,831
Redemptions/outflows	(814)	(927)	(3,095)	(2,425)
Exchanges	(14)	(27)	(42)	(31)
Market value change	25	28	286	21

Net change	1,719	14	2,695	1,396

Bank loan assets - end of period	$ 19,511	$ 16,430	$ 19,511	$ 16,430

Long-term fund assets - beginning of period	87,496	73,478	80,565	69,482
Sales/inflows	6,195	4,410	15,699	12,888
Redemptions/outflows	(3,116)	(2,561)	(9,886)	(7,430)
Exchanges	(54)	(6)	(55)	(27)
Market value change	(1,168)	3,069	3,030	3,477

Net change	1,857	4,912	8,788	8,908

Total long-term fund assets - end of period	$ 89,353	$ 78,390	$ 89,353	$ 78,390

Separate accounts - beginning of period	30,181	24,983	27,650	24,475
Institutional/HNW account inflows	381	655	1,730	2,134
Institutional/HNW account outflows	(904)	(420)	(3,048)	(2,998)
Institutional/HNW assets acquired [1]	-		427
Retail managed account inflows	859	665	2,526	2,387
Retail managed account outflows	(823)	(308)	(1,769)	(1,174)
Retail managed accounts acquired [1]	-		23
Separate accounts market value change	(795)	1,739	1,360	2,490

Net change	(1,282)	2,331	1,249	2,839

Separate accounts - end of period	$ 28,899	$ 27,314	$ 28,899	$ 27,314

Money market fund assets - end of period	2,138	271	2,138	271

Total assets under management - end of period	$ 120,390	$ 105,975	$ 120,390	$ 105,975

Table 4 Long-Term Fund and Separate Account Net Flows (in millions)

	Three Months Ended		Nine Months Ended

	July 31,	July 31,	July 31,	July 31,
	2006	2005	2006	2005

Long-term funds:
Open-end and other funds	1,440	378	3,733	1,675
Closed-end funds	$ 162	$ 1,167	$ 269	$ 3,076
Private funds	1,477	304	1,811	707
Institutional/HNW accounts	(523)	235	(1,318)	(864)
Retail managed accounts	36	357	757	1,213

Total net flows	$ 2,592	$ 2,441	$ 5,252	$ 5,807

[1] Voyageur Asset Management (MA) acquired by Eaton Vance in December 2005. [2]Weston Asset Management acquired by Eaton Vance in August 2005.